Thompson & Knight LLP
ATTORNEYS AND COUNSELORS	AUSTIN DALLAS FORT WORTH HOUSTON NEW YORK ----------------------------------------------- ALGIERS LONDON México City MONTERREY
811 Main Street Suite 2500 Houston, TX 77002-6129 713.654.8111 FAX 713.654.1871 www.tklaw.com

September 15, 2020

MIND Technology, Inc. 2002 Timberloch Place, Suite 400 The Woodlands, Texas
Re: Post-Effective Amendment to Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special counsel to MIND Technology, Inc., a Delaware corporation (the “Company”), with respect to the preparation of the Company’s Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 originally filed by Mitcham Industries, Inc., a Texas corporation (the “Predecessor Registrant”), with the Securities and Exchange Commission (the “Commission”) on September 27, 2019, Registration No. 333-233984 (after giving effect to the Post-Effective Amendment, including the prospectus (the “Prospectus”) contained therein, the “Registration Statement”). On August 3, 2020, as a result of the merger of the Predecessor Registrant with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), the Company automatically became the successor issuer to the Predecessor Registrant in accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934. In connection with the Merger, (i) each outstanding share of common stock, par value $0.01 per share, of the Predecessor Registrant automatically converted into one share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), and (ii) each outstanding share of 9.00% Series A Cumulative Preferred Stock, par value $1.00 per share, of the Predecessor Registrant automatically converted into one share of 9.00% Series A Cumulative Preferred Stock, par value $1.00 per share, of the Company.
The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company, pursuant to Rule 415 under the Securities Act, of the following securities, which may be issued from time to time at prices and on terms to be determined at the time of the offering, at an aggregate initial offering price not to exceed $50,000,000:
1.debt securities of the Company, which may be either senior or subordinated, and which may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”);
2.shares of the Common Stock;
3.shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”);
4.depositary shares evidenced by depositary receipts (the “Depositary Shares”);

MIND Technology, Inc.
September 15, 2020

5.warrants for the purchase of Common Stock (the “Warrants”, and together with the Debt Securities, Common Stock, Preferred Stock, and Depositary Shares, the “Securities”); and
6.such indeterminate amount of Securities as may be issued in exchange for or upon conversion or exercise of, as the case may be, Securities.
In connection with the opinions expressed herein, we have examined, originals or copies, certified or otherwise identified to our satisfaction, of the following documents:
(i)The Predecessor Registrant’s Amended and Restated Articles of Incorporation and Third Amended and Restated Bylaws.
(ii)The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.
(iii)Certain resolutions adopted by the board of directors of the Predecessor Registrant relating to the Merger.
(iv)Certain resolutions adopted by the board of directors of the Company (the “Board”) relating to the Merger and the Registration Statement.
(v)The form of Indenture for Senior Debt Securities related to certain Debt Securities and incorporated by reference in the Registration Statement (the “Senior Indenture”).
(vi)The form of Indenture for Subordinated Debt Securities related to certain Debt Securities and incorporated by reference in the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).
(vii)The Registration Statement.
The Indentures, any warrant agreement relating to the Warrants (a “Warrant Agreement”), any depositary agreement relating to the Depositary Shares (a “Depositary Agreement”) and any definitive purchase, underwriting or similar agreement entered into in connection with an issuance of Securities (a “Purchase Agreement”) are referred to herein collectively as the “Transaction Documents”. We have also examined originals or copies of such other records of the Company, certificates of public officials and of officers or other representatives of the Company and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.
In connection with the opinions expressed below, we have assumed:

MIND Technology, Inc.
September 15, 2020

(i)The genuineness of all signatures.
(ii)The authenticity of the originals of the documents submitted to us.
(iii)The conformity to authentic originals of any documents submitted to us as copies.
(iv)As to matters of fact material to our opinions, the truthfulness of the representations and statements made in certificates of public officials and officers or other representatives of the Company.
(v)That, at the time when any Security is issued:
(A)  (1)  if such Security is a Debt Security, the applicable Indenture;
(2) if such Security is a Warrant, a Warrant Agreement;
(3) if such Security is a Depositary Share, a Depositary Agreement; and
(4) any applicable Purchase Agreement,
shall have been duly executed and delivered by the parties thereto and constitute valid, binding and enforceable obligations of each party thereto and such Security shall have been issued pursuant to the applicable foregoing agreements.
(B)The Company shall be a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.
(C)The Company shall have full power to execute, deliver and perform the applicable Transaction Documents to which it is a party and issue such Security, and shall have duly executed and delivered such applicable Transaction Documents.
(D)The execution, delivery and performance by the Company of the applicable Transaction Documents to which it is a party and the issuance of such Security, shall have been duly authorized by all necessary corporate action and shall not contravene its certificate of incorporation.
(E)The execution, delivery and performance by the Company of the applicable Transaction Documents to which it is a party and the issuance of such Security, will not:

MIND Technology, Inc.
September 15, 2020

(1)violate any law, rule or regulation applicable to the Company (including without limitation federal and state securities laws), or
(2)result in any conflict with or breach of any agreement or document binding on the Company, of which any other party to any applicable Purchase Agreement shall have knowledge, shall have received notice or shall have reason to know.
(F)No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (or, to the extent the same is required under any agreement or document binding on it of which any other party to any applicable Purchase Agreement shall have knowledge, shall have received notice or shall have reason to know) shall be required for the due execution, delivery or performance by the Company of any applicable Transaction Document to which it is a party or for the issuance of such Security by the Company, or, if any such authorization, approval, action, notice or filing is required, it shall have been duly obtained, taken, given or made and shall be in full force and effect.
(G)The Registration Statement, and any amendments thereto (including all necessary post-effective amendments), shall have become effective under the Securities Act.
(H)A supplement to the Prospectus (a “Prospectus Supplement”) shall have been prepared and filed with the Commission describing such Security.
(I)Such Security shall have been issued and sold in the manner stated in the Registration Statement and the applicable Prospectus Supplement.
(J)If such Security is Common Stock, Preferred Stock or Depositary Shares, the necessary number of applicable shares shall have been duly authorized and available for issuance pursuant to the Company’s certificate of incorporation.
(K)Any Security issuable upon conversion, exchange or exercise of such Security or, if such Security is a Depositary Share, the underlying Preferred Stock deposited with a depositary with respect to such Depositary Share, shall have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

MIND Technology, Inc.
September 15, 2020

(L)If such Security is a series of Preferred Stock, is convertible into or exchangeable or exercisable for a series of Preferred Stock, or is a Depositary Share relating to a series of Preferred Stock, the Board (or a committee thereof acting pursuant to authority delegated to it by such Board) shall have duly adopted a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights of such series and a statement with respect to such series shall have been duly filed with the Secretary of State of the State of Delaware.
(M)The applicable Transaction Documents relating to such Security and, if such Security is a Debt Security or a Warrant, such Security shall be governed by the laws of the State of New York, a New York State court, or a United States federal court sitting in the State of New York, would determine that Section 5-1401 of the New York General Obligations Law is applicable to the choice of New York law to govern such Transaction Documents and the issuance of such Security would involve at least the minimum amounts specified in such Section for it to be applicable.
(N)Such Security, if other than Common Stock or Preferred Stock, and if other than book entry or uncertificated, shall have been duly executed and delivered by the Company and, if applicable, duly authenticated or countersigned pursuant to the applicable Transaction Document.
(O)If such Security is other than Common Stock, the terms of such Security shall have been duly established in conformity with the applicable Transaction Document.
(P)The Company shall not have been induced by fraud to enter into any Transaction Document.
We have not independently established the validity of the foregoing assumptions.
Based upon the foregoing and subject to the qualifications and limitations herein set forth herein, we are of the opinion that:
1. With respect to any Debt Security being registered under the Registration Statement, when:
(a)  the applicable Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and

MIND Technology, Inc.
September 15, 2020

(b)  the consideration for such Debt Security provided for in the applicable Purchase Agreement shall have been paid, such Debt Security shall have been legally issued and shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
2. With respect to any share of Common Stock being registered under the Registration Statement, when:
(a) a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) either (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the agreement governing such other Security and providing for the conversion, exchange or exercise thereof, and
(b)  the consideration therefor provided for in the applicable Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable (in either case not less than the par value of such share of Common Stock), shall have been paid, such share shall have been validly issued, fully paid and non-assessable.
3. With respect to any share of any series of Preferred Stock being registered under the Registration Statement, when:
(a) a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) either (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the agreement governing such other Security and providing for the conversion, exchange or exercise thereof, and
(b)  the consideration therefor provided for in the applicable Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable (in either case not less than the par value of such share of such series of Preferred Stock), shall have been paid, such share shall have been validly issued, fully paid, and non-assessable.
4. With respect to any Depositary Shares being registered under the Registration Statement, when:

MIND Technology, Inc.
September 15, 2020

(a)  the depositary shall have been duly appointed by the Company pursuant to the applicable Depositary Agreement;
(b)  shares of Preferred Stock underlying such Depositary Shares have been deposited with the depositary under such Depositary Agreement; and
(c)  the consideration provided for in the applicable Purchase Agreement shall have been paid, such Depositary Shares shall have been validly issued.
5. With respect to any Warrant being registered under the Registration Statement, when:
(a)  the terms of such Warrant and of its issuance and sale shall have been duly established in conformity with the applicable Warrant Agreement, and
(b)  the consideration provided for in the applicable Purchase Agreement shall have been duly paid, such Warrant shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
Our opinions set forth above are subject to the following qualifications and exceptions:
(a) Our opinions are limited the laws, rules and regulations of the State of New York, the federal laws, rules and regulations of the United States of America and the General Corporation Law of the State of Delaware (in each case including all applicable provisions of the constitution of each such jurisdiction and reported judicial decisions interpreting such laws), and we do not express any opinion herein concerning any other laws.
(b) Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally.
(c) Our opinions are subject to general principles of equity exercisable in the discretion of a court (including, without limitation, obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).
(d) We express no opinion with respect to the enforceability of any indemnification provision, or any waiver, release or exculpation provision (including without limitation any such provision that releases, exculpates or exempts a party from,

MIND Technology, Inc.
September 15, 2020

or waives, or requires indemnification of a party for, liability for such party’s or its agent’s or other representative’s own action or inaction), to the extent that such provision relates to actions or inactions constituting criminal violations, violations of securities laws, intentional harm, willful misconduct, recklessness, gross negligence, strict liability, unlawful conduct, fraud or illegality, to the extent that such provision violates public policy relating to any of the foregoing matters, or to the extent that such provision relates to punitive, exemplary, special, consequential, indirect or similar damages.
This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.
We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference of our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

/s/ Thompson & Knight LLP
SWG/DKH
RHS